Exhibit 10.17

                               FIRST AMENDMENT TO
                                    TERM NOTE



         First Amendment to Term Note made as of the ____ day of December, 1996, by and between FLEET BANK OF MAINE, a financial institution organized and existing under the laws of the State of Maine (the "Bank") and BRUNSWICK TECHNOLOGIES, INC., a Maine corporation with a place of business in Brunswick, Maine (the "Maker").

                              W I T N E S S E T H :


         WHEREAS, on May 30, 1996, the Bank and the Maker entered into a Loan Agreement (the "Agreement") between the Bank as lender and the Maker as borrower pursuant to which the Bank, among other matters, and subject to the terms and conditions set forth therein, established a $1,800,000 revolving credit facility in favor of the Maker; and
         WHEREAS, also on May 30, 1996, the Maker executed a certain Term Note (the "Note") in the original principal amount of $1,800,000 to evidence the term loans made by the Bank to Maker under the Agreement from time to time; and









         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to modify the Note as follows:
         1. Effective as of the date hereof, but not retroactively, the Note is hereby amended by deleting the first two paragraphs of page 1 of the Note in their entirety and substituting in place thereof the following:


                   FOR VALUE RECEIVED, BRUNSWICK TECHNOLOGIES, INC., a Maine corporation (the "Maker"), promises to pay to FLEET BANK OF MAINE (the "Bank"), its successors and assigns, the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000), or so much hereof as may be outstanding hereunder from time to time in the manner and on the terms set forth below. The principal amount hereof shall be paid by Maker to Bank in eighty-three (83) consecutive equal monthly installments of principal in an amount sufficient to amortize fully the principal amount outstanding hereunder on such payment date over the then remaining term hereof, commencing on AprilE1, 1997 and continuing thereafter on the first day of each month to and including FebruaryE1, 2004, with one (1) final payment of all remaining principal and other amounts due and owing hereunder on MarchE1, 2004. Regularly scheduled payments under this Note shall be applied first to accrued interest and then to principal.

                   Maker promises to pay interest (computed on the basis of the actual number of days elapsed in a 360 day year) on the unpaid principal balance outstanding from time to time on this Note until paid in full (whether at maturity, by acceleration or otherwise) at a rate of interest per annum equal to the Prime Lending Rate plus one-quarter percent (.25%) per annum, unless a Cost of Funds or LIBOR based fixed interest rate option is selected by Maker for the Cost of Funds Interest Period or LIBOR Interest Period selected in accordance with, and subject to the terms of the Loan Agreement of even or near even date between Maker as borrower and the Bank as Lender (the "Loan Agreement"), in



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         which case the per annum  interest rate shall be the LIBOR Rate or Cost of Funds Rate, as applicable, for the interest period so selected. Interest on the outstanding principal balance hereof is due and payable in arrears on the first day of each month, commencing on JulyE1, 1996 and continuing thereafter on the first day of each month until maturity (MarchE1, 2004 in the absence of a Default), whether on acceleration following a Default or Event of Default or otherwise as aforesaid.


         3. It is the intention of the parties hereto that the only modification to the Note contemplated hereby shall be the modifications specifically effected above. Except as so modified, the terms, provisions, covenants and agreements set forth in the Note are hereby ratified and affirmed in all respects.







         4. The Maker and the Bank hereby agree that the indebtedness evidenced by the Note as amended hereby shall remain the same indebtedness originally evidenced by said Note and that this Amendment represents a modification of the original indebtedness evidenced by said Note and not a novation.

         5. The Maker hereby agrees that this Note, as amended hereby, is and shall be one integrated instrument and such instrument constitutes the legal, valid and binding obligation of the Maker in accordance with its terms.

         6. The Bank hereby agrees to affix and attach this Amendment to the Note.




         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WITNESS:                                            FLEET BANK OF MAINE


                                                    By:
----------------------                                 -------------------------
                                                    Its:
                                                        ------------------------


                                                    BRUNSWICK TECHNOLOGIES, INC.


                                                    By:
----------------------                                 -------------------------
                                                    Its:
                                                        ------------------------



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